EXHIBIT EX-99.A45


                              THE WORLD FUNDS, INC.

                             Articles Supplementary

      The World Funds, Inc., a Maryland corporation having is principal office in Baltimore, Maryland (the "Company"), and an open-end investment company registered under the Investment Company Act of 1940, as amended, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Company has adopted resolutions to classify and allocate certain authorized, unissued and unclassified shares of common stock of the Company pursuant to the following resolutions adopted at a special meeting of the Board of Directors held on September 25, 2008 as follows:

           RESOLVED, that effective upon making any necessary filing with the Maryland Department of Assessments and Taxation, the Charter of the Company be, and it hereby is, supplemented in accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, to classify and allocate certain authorized, unissued and unclassified shares of common stock of the Company so that Fifty Million (50,000,000) authorized, unissued and unclassified shares of common stock with a par value of one cent ($0.01) per share be allocated to the Epoch U.S. Large Cap Equity Fund series of the Company, and those shares are further re-classified as follows:

                Twenty Million (20,000,000) shares for Class P Shares of the series; and Thirty Million (30,000,000) shares for Institutional Shares of the series; and it was further

           RESOLVED, that Class P Shares and Institutional Shares of the Epoch U.S. Large Cap Equity Fund series have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as are stated in Article FIFTH of the Articles of Incorporation of the Company; and it was further

           RESOLVED, that the appropriate officers of the Company be, and each hereby is, authorized to execute and deliver, on behalf of the Company, such further instruments, certificates, and other documents and to perform such other acts as they determine, with the advice of counsel, to be necessary or desirable to carry out such classification of shares, such determination to be conclusively evidenced by such actions.

SECOND: The total number of shares of capital stock which the Company presently is authorized to issue remains One Billion Five Hundred Million (1,500,000,000) shares of Common Stock with a par value of One Cent ($0.01) per share, and classified as follows:

                            NUMBER OF SHARES   AGGREGATE
      NAME OF SERIES         OF COMMON STOCK   PAR VALUE
                                ALLOCATED

Sand Hill Portfolio
Manager Fund
      Class Y Shares           15,000,000      $150,000
      Class A Shares           15,000,000       150,000
      Class B Shares           10,000,000       100,000
      Class C Shares           10,000,000       100,000

CSI Fixed Income Fund          50,000,000       500,000

CSI Equity Fund
      Investor Shares          15,000,000       150,000
      Class A Shares           15,000,000       150,000
      Institutional Shares     10,000,000       100,000
      Class C Shares           10,000,000       100,000

New Market Fund
      Class A Shares           20,000,000       200,000
      Institutional Shares     15,000,000       150,000
      Class C Shares           15,000,000       150,000

Third Millennium Russia
Fund
      Class A Shares           20,000,000       200,000
      Institutional Shares     15,000,000       150,000
      Class C Shares           15,000,000       150,000

GenomicsFund
      Class Y Shares           15,000,000       150,000
      Class A Shares           15,000,000       150,000
      Class B Shares           10,000,000       100,000
      Class C Shares           10,000,000       100,000

Chase Mid-Cap Growth Fund
      Class A Shares           25,000,000       250,000
      Class C Shares           25,000,000       250,000


Epoch International Small
Cap Fund
      Class A Shares            5,000,000        50,000
      Class P Shares            5,000,000        50,000
      Institutional Shares     40,000,000       400,000

Eastern European Equity
Fund
      Class A Shares           20,000,000       200,000
      Institutional Shares     15,000,000       150,000
      Class C Shares           15,000,000       150,000



Dividend Capital Realty
Income Fund
      Class I Shares           15,000,000       150,000
      Class A Shares           15,000,000       150,000
      Class B Shares           10,000,000       100,000
      Class C Shares           10,000,000       100,000

Satuit Capital Micro Cap
Fund
      Class Y Shares           15,000,000       150,000
      Class A Shares           15,000,000       150,000
      Class B Shares           10,000,000       100,000
      Class C Shares           10,000,000       100,000

Satuit Capital Small Cap
Fund
      Class Y Shares           15,000,000       150,000
      Class A Shares           15,000,000       150,000
      Class B Shares           10,000,000       100,000
      Class C Shares           10,000,000       100,000

Epoch U. S. All Cap Equity
Fund
      Class A Shares           15,000,000       150,000
      Class P Shares           15,000,000       150,000
      Institutional Shares     20,000,000       200,000


REMS Real Estate Value         50,000,000       500,000
Opportunity Fund

Epoch Global Equity
Shareholder Yield  Fund
      Class A Shares            5,000,000        50,000
      Class P Shares            5,000,000        50,000
      Institutional Shares     40,000,000       400,000

Osprey Concentrated Large
Cap Value Equity Fund
      Class P Shares           25,000,000       250,000
      Institutional Shares     25,000,000       250,000

Abacus Quantitative Fund
      Class A Shares           25,000,000       250,000
      Class P Shares           10,000,000       100,000
      Institutional Shares     15,000,000       150,000

Abacus Small Cap Fund
      Class A Shares           25,000,000       250,000
      Class P Shares           10,000,000       100,000
      Institutional Shares     15,000,000       150,000

The Symphony Wealth
Management Ovation Fund
      Class A Shares           25,000,000      250,000
      Class C Shares           25,000,000      250,000
The Exceptionator Fund
      Class A Shares           20,000,000      200,000
      Class I Shares           10,000,000      100,000
      Class P Shares           20,000,000      200,000
Epoch U.S. Large Cap
Equity Fund
      Class P Shares           20,000,000       200,000
      Institutional Shares     30,000,000       300,000

Unclassified Shares            450,000,000    4,500,000
                               -----------    ---------
                     TOTAL
                              1,500,000,000   $15,000,000


      THIRD:    These  Articles   Supplementary   will  become
effective at the time of filing.

      IN WITNESS WHEREOF, The World Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 26th day of September 2008.



                               -------------------
                               Name:  John Pasco, III
                               Title:   Chairman   and   Chief
Executive Officer
Attest:


----------------------
Name:   Karen Shupe
Title:      Secretary



      THE UNDERSIGNED, Chairman and Chief Executive Officer of The World Funds, Inc who executed on behalf of said Company the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Company, the foregoing Articles Supplementary to be the corporate act of said Company and further certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                               ----------------------
                               Name: John Pasco, III
                               Title:   Chairman   and   Chief
Executive Officer



Attest:



----------------------
Name:  Karen Shupe
Title:     Secretary